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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of The Meridian Resource Corporation for the registration of 14,347,368 shares of its common stock and to the incorporation by reference therein of our report dated February 27, 2002, with respect to the consolidated financial statements of The Meridian Resource Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.

                                       ERNST & YOUNG LLP


May 31, 2002
Houston, Texas